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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                -------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  April 9, 1999

                                 DAN RIVER INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-13421



                  GEORGIA                               58-1854637
        (State or other Jurisdiction of                 (I.R.S. Employer
        Incorporation or organization)                  Identification No.)

        2291 Memorial Drive                             24541
        Danville, Virginia                              (Zip Code)
        (Address of principal executive offices)

        Registrant's telephone number, including area code:  (804) 799-7000


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Item 5. Other Events.

        The Unaudited Pro Forma Combined Statement of Income of Dan River Inc. for the fiscal year ended January 2, 1999 is set forth on the following pages.
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       UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF DAN RIVER INC.

        On October 14, 1998, Dan River Inc. ("Dan River") acquired all of the capital stock of The Bibb Company ("Bibb") for $86.5 million in cash, including transaction costs, and the issuance of approximately
4,257,000 shares of Dan River Class A common stock. In connection with the acquisition, Dan River also retired $78.6 million of Bibb indebtedness, and paid $2.0 in cash and issued 104,000 shares of Class
A common stock in cancellation of nonqualified Bibb stock options.

        The Unaudited Pro Forma Combined Statement of Income for the fiscal year ended January 2, 1999 gives effect to the acquisition of Bibb and the financing thereof as if they had occurred on the first day of the fiscal year. The pro forma information does not purport to reflect the results of operations that actually would have resulted had the acquisition and related financing occurred on that date, or to project results of operations for any future period.



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                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                           Year Ended January 2, 1999

                                                             Historical                              Pro Forma
                                                    ----------------------------       --------------------------------
                                                     Dan River         Bibb (1)         Adjustments (7)       Combined
                                                    -----------       ----------       -----------------    -----------
                                                                    (in thousands, except per share data)

Net sales                                            $ 517,443         $178,961         $       -            $ 696,404

Costs and expenses:
   Cost of sales                                       406,619          159,808             1,401  (2)         567,828

   Selling, general and administrative expenses         58,410           18,035            (2,887) (3)          73,558

   Amortization of goodwill                                589                -             2,194  (4)           2,783

   Other operating costs, net                            5,347                -                 -                5,347
                                                    -----------       ----------       -----------          -----------
Operating income                                        46,478            1,118              (708)              46,888

Other income                                               334                -                                    334
Interest expense                                       (18,713)          (6,523)           (2,814) (5)         (28,050)
                                                    -----------       ----------       -----------          -----------
Income before income taxes and extraordinary item       28,099           (5,405)           (3,522)              19,172

Provision for income taxes                              10,998                -            (2,952) (6)           8,046
                                                    ===========       ==========       ===========          ===========
Income before extraordinary item                      $ 17,101         $ (5,405)        $    (570)           $  11,126
                                                    ===========       ==========       ===========          ===========

Earnings per share before extraordinary item:

       Basic                                             $0.86                                                   $0.48
                                                    ===========                                             ===========
       Diluted                                           $0.85                                                   $0.47
                                                    ===========                                             ===========

Weighted average shares outstanding:

       Basic                                            19,803                                                  23,206
                                                    ===========                                             ===========
       Diluted                                          20,035                                                  23,438
                                                    ===========                                             ===========

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(1)  Reflects the operating results of Bibb for the portion of fiscal 1998 prior to its acquisition on October 14, 1998.

(2) Reflects the increase in cost of sales attributable to the assumed adjustments necessary to state Bibb's inventories at fair market value as of the beginning of 1998, principally the elimination of the last-in, first-out reserve.

(3) Reflects the elimination of merger costs incurred by Bibb, and duplicate administrative expenses, principally management compensation and related fringe benefits.

(4) Reflects amortization of goodwill on the straight-line method over 40 years.

(5)  Reflects additional interest expense, consisting of the following:

     Interest expense on new floating rate bank debt incurred in connection with (i) the refinancing of Bibb outstanding indebtedness, (ii) the refinancing of Dan River's existing working capital facility, and (iii)
        the funding of the cash portion of the buyout of Bibb outstanding
        Common Stock and stock options, and other transaction costs. For each
        1/8% change in the assumed interest rate on new floating rate bank
        debt, interest would change by $178.                                              $9,593

     Amortization of debt issuance costs on the above                                        243

     Less: historical interest on debt refinanced, including amortization of
     debt issuance costs and related expenses                                             (7,022)

                                                                                      ===========
                                                                                          $2,814
                                                                                      ===========

(6) Adjustment of pro forma income tax expense to reflect an assumed effective tax rate of 38.6% .

(7) The pro forma adjustments do not include the impact of certain merger-related cost savings initiatives that Dan River intends to implement. The additional cost savings, which are expected to total $15.5 million (pre-tax) on an annual basis, include:

     - reduced selling, general and administrative expense, principally from the elimination of overlapping administrative functions;

     - manufacturing cost savings from certain plant alignment and capacity utilization synergies, and manufacturing practices expected to result in improved operating efficiencies;

     -  cost savings relating to manufacturing techniques and specifications;
        and

     - savings expected to be realized through volume purchasing of certain raw materials, such as polyester and packaging materials.

     The projected cost savings are based on estimates and assumptions believed to be reasonable by management. Due to the inherent uncertainty associated with such estimates and assumptions, there can be no assurance that these cost savings will actually be realized.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DAN RIVER INC. (Registrant)

Date:  April 9, 1999                    /s/ Harry L. Goodrich
                                        -----------------------------------
                                        Harry L. Goodrich
                                        Vice President